Exhibit 8.1

August 29, 2013

Crestwood Midstream Partners LP

700 Louisiana Street

Suite 2060

Houston, Texas 77002

Re: Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as special counsel to Crestwood Midstream Partners LP, a Delaware limited partnership (“Crestwood”), in connection with the filing of a registration statement on Form S-4 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the merger of a limited liability company that is wholly owned by Inergy Midstream, L.P. (“Inergy Midstream”) with and into Crestwood, as set forth in the Registration Statement and the form of proxy statement/prospectus contained therein (the “Prospectus”) and you have requested our opinion regarding the accuracy of certain information set forth under the caption “Material U.S. Federal Income Tax Consequences of the Merger” as it relates to holders of Crestwood common units. The term “Inergy Merger Parties” as used herein has the same meaning as in the Prospectus.

In rendering our opinion, we have examined the Registration Statement, the Agreement and Plan of Merger, entered into on May 5, 2013 among Crestwood, Inergy Midstream and certain other parties, and such other documents, agreements, and instruments as we have deemed necessary or appropriate and have made such legal and factual inquiries as we have deemed necessary as a basis for our opinions set forth below. We have also assumed, without making any independent investigation, that all documents as furnished to us are complete and authentic, that the signatures on all documents are genuine, that all such documents have been, or in the case of drafts, will be, duly authorized, executed and delivered, and the legal capacity of all natural persons.

We have not independently verified any of the facts, assumptions, warranties, statements or representations set forth herein or contained in the Registration Statement. Our opinion is explicitly conditioned upon the accuracy of the facts, assumptions, warranties, statements, and representations set forth herein, in the Registration Statement, and in the representation letter from you dated July 30, 2013 and upon the accuracy and completeness of the Registration Statement. In addition, if any representations made to us are qualified by statements such as “to the knowledge of,” “to the best knowledge of,” “anticipated” or “reasonably expected,” we have assumed such representations to be true and correct without such qualification.

Crestwood Midstream Partners LP

August 29, 2013

In connection with this opinion letter, we have made no special investigation or review of any laws, regulations or judicial or administrative decisions, other than a review of the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury regulations currently promulgated under the Code (the “Regulations”), and current judicial and administrative authority (including published revenue rulings and revenue procedures) with respect thereto (collectively referred to as the “Tax Law”). We have made no investigation or review of any matters relating to Crestwood or any other person other than as expressly set forth herein.

We have participated in the preparation of the discussion in the Prospectus under the caption “Material U.S. Federal Income Tax Consequences of the Merger,” as such discussion relates to the holders of Crestwood common units (other than Crestwood Holdings, LLC, Crestwood Gas Services GP LLC, Crestwood Gas Services Holdings LLC, the Inergy Merger Parties or holders of common units of Inergy Midstream) (the “Discussion”). The Discussion, subject to the qualifications and assumptions stated in the Discussion and the limitations and qualifications set forth herein, constitutes our opinion as to the material United States federal income tax consequences to holders of Crestwood common units (other than Crestwood Holdings, LLC, Crestwood Gas GP LLC, Crestwood Gas Services Holdings LLC, the Inergy Merger Parties or holders of common units of Inergy Midstream).

The opinion and other matters in this letter are qualified in their entirety and subject to the following:

A.	We express no opinion as to any laws other than the Tax Law.

B.	The opinion expressed herein is as of the effective date of the Registration Statement. Any change in the Tax Law (including pursuant to any legislation which Congress may be currently considering), which may change at any time with retroactive or prospective effect and which is subject to differing interpretation, or any change in the facts, representations or documents upon which the opinion expressed herein is based, could change our conclusions and render the opinion expressed herein inapplicable. We undertake no obligation to advise you of any facts or circumstances that may come to our attention, any new developments in the law or in the application or interpretation of the federal income tax laws, or any other change in legal authorities that may occur after the date of this opinion letter, that may affect the opinion expressed herein or to update the opinion expressed herein in the event that there is a change in the legal authorities, facts or documents upon which the opinion expressed herein is based.

Crestwood Midstream Partners LP

August 29, 2013

C.	This opinion represents and is based upon our best legal judgment regarding the application of relevant current provisions of the Code and the Regulations, and interpretations of the foregoing as expressed in existing court decisions, administrative determinations (including the practices and procedures of the Internal Revenue Service (the “IRS”) in issuing private letter rulings, which are not binding on the IRS except with respect to the taxpayer that receives such a ruling) and published rulings and procedures all as of the date hereof. An opinion of counsel merely represents counsel’s best judgment with respect to the probable outcome on the merits and is not binding on the IRS or the courts. There can be no assurance that positions contrary to our opinion will not be taken by the IRS, or that a court considering the issues would not hold contrary to our opinion. Crestwood has not requested a ruling from the IRS (and no ruling will be sought) as to any of the federal income tax consequences addressed in this opinion.

D.	The opinion expressed herein is limited to the matters expressly stated herein and no opinion is to be inferred or may be implied beyond the tax opinion expressly set forth above. This letter does not address any other federal, state, local or foreign tax consequences.

E.	No opinion is expressed if all of the representations, warranties, statements and assumptions upon which we relied are not true and accurate at all relevant times. In the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

This opinion is rendered only to you and is solely for your benefit in connection with the filing of the Registration Statement. This opinion may not be quoted, in whole or in part, or otherwise referred to in any document, and may not be furnished or otherwise disclosed to or relied upon or otherwise used by any other person, without our prior written consent, which may be granted or withheld in our discretion, except that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to Akin Gump Strauss Hauer & Feld LLP under the captions “Material U.S. Federal Income Tax Consequences of the Merger” and “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is

Crestwood Midstream Partners LP

August 29, 2013

required under Section 7 of the Securities Act, or the rules and regulations of the Commission. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any legal developments or factual matters arising subsequent to the date hereof, or the impact of any information, document, certificate, record, statement, representation, covenant, or assumption relied upon herein that becomes incorrect or untrue.

Very truly yours,

/s/ Akin Gump Strauss Hauer & Feld LLP

AKIN GUMP STRAUSS HAUER & FELD LLP